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                                                                  EXHIBIT 10.26

PORTFOLIO RESERVE(R) PLUS LOAN, LETTER OF CREDIT AND COLLATERAL ACCOUNT AGREEMENT -- DEMAND FACILITY

This Agreement (as described below) establishes the terms and conditions that will govern the Borrower's uncommitted demand Loan and Letter of Credit facility more particularly described below (collectively, the "Facility") from Merrill Lynch Bank USA. The Facility is secured by a pledge of assets held in a special securities account established and maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated in accordance with this Agreement. This Agreement becomes effective only upon the Bank's sending notice to Borrower in writing that Borrower's Loan and/or Letter of Credit has been approved.

DEFINITIONS

In this Agreement, the following definitions apply:

"Account Application" means the WCMA(R) Collateral Account Application (or CMA Collateral Account Application if Borrower is an individual) Borrower has completed and submitted to MLPF&S and the Bank in connection with the Securities Account.

"Advance" means an advance made by the Bank to the Borrower under this Agreement or, as the case may be, the Outstanding Principal Balance of any such advance.

"Agreement" means, collectively, this Portfolio Reserve(R) Plus Loan, Letter of Credit and Collateral Account Agreement, the Applications, the Account Application, the Approval Letters, and any other amendments, riders, supplements, pledges, guarantees, acknowledgements, documents or agreements identified by the Bank as being part of the "Agreement."

"Alternate Rate" means the floating rate of interest advised by the Bank based on the United States federal funds rate, as determined by the Bank in its discretion, plus an additional percentage rate deemed adequate by the Bank to compensate it for funding the relevant Advance, funding any draw under a Letter of Credit or any other amount, and for the Bank's profit. The Alternate Rate will change when and as the federal funds rate changes. A written statement by the Bank to the Borrower of the Alternate Rate will be conclusive evidence of such rate.

"Application" means, individually and collectively, the Loan Application Borrower has completed and submitted in connection with the Loan and/or the Letter of Credit Application Borrower has completed and submitted in connection with a Letter of Credit.

"Approval Letter" means, individually and collectively, the letter or letters the Bank will send to the Borrower if a Loan Application and/or a Letter of Credit Application is approved, which letter or letters will contain certain terms relating to the Loan or Letter of Credit, as the case may be, as described below in Section 1 of this Agreement. The Approval Letter is deemed to be part of this Agreement and includes any renewal or amendment letter related thereto signed by the Bank.

"Bank" means Merrill Lynch Bank USA, its successors and assigns.

"Bankruptcy" means with respect to any Person, that a proceeding shall be instituted by or against such Person seeking to adjudicate a bankruptcy or insolvency, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property or such Person shall take any action to authorize any of the actions set forth above in this definition.

"Borrower" means, individually and collectively, the one or more Persons which
(who) execute(s) the Application as the Applicant(s). If more than one Person executes the Application, then, each such Person shall be individually, jointly and severally liable as the Borrower for all Obligations under this Agreement, and the term "Borrower" shall mean and refer to each, any and all such Persons, as may be more fully described in Section 5 below.

"Borrowing Power" means, with respect to each type of Eligible Collateral, the dollar amount the Bank is willing to lend (including, without limitation, the amount of Total Letter of Credit Exposure the Bank will accept), against such type of Eligible Collateral, as determined by the Bank from time to time in its discretion. Borrowing Power may be expressed as the dollar equivalent of the aggregate Value of such type of Eligible Collateral multiplied by a percentage (the "Borrowing Percentage") applicable to such type of Eligible Collateral. Such Borrowing Percentage shall be determined (and may be changed) by the Bank from time to time in its discretion. With respect to Eligible Collateral consisting of more than one type of asset or property, the aggregate Borrowing Power of such Eligible Collateral shall be the sum of the Borrowing Power with respect to each type of Eligible Collateral. Collateral which does not constitute "Eligible Collateral" shall have no Borrowing Power.

"Business Day" means a day on which most banks are open in New York City and the Bank is open for business; provided that, with respect to Advances bearing interest at the LIBOR Rate, "Business Day" means a day on which deposits in Dollars and any other relevant currency may be dealt in on the London Interbank Market and most banks in London, England and the Bank are open for business.

"Cash Collateral" means cash and proceeds which shall or are to be deposited into the Cash Collateral Account as described in Section 2 (f) below and the other provisions of this Agreement, pursuant to such documents as shall be required by the Bank at such time.

"Cash Collateral Account" means the account established with the Bank (or a designee of the Bank) and in the name of the Bank or its designee(s), into which cash and proceeds constituting Cash Collateral shall be deposited and held as collateral security in connection with outstanding Letters of Credit and Letter of Credit Exposure, pursuant to the terms of the Agreement.

"Collateral" has the meaning given to that term in Section 18 below.

"Draft" means any draft, drawing, presentment or other request for payment under a Letter of Credit.

"Eligible Collateral" means such Collateral which meets the criteria for "Eligible Collateral" as set forth in Section 22 below, as such criteria may be changed by the Bank in its discretion from time to time.

"Facility Fee" has the meaning given to that term in Section 3 below.

"Facility Fee Percentage" means the percentage designated in the Approval Letter as the Facility Fee Percentage.

"Guarantor" means each Person, if any, which (who) guarantees any of the Obligations hereunder, whether pursuant to a Guaranty and Amendment to this Agreement, an Unsecured Guaranty, or otherwise.

"Interest Period" means a period by reference to which interest is calculated on an Advance.

"Interest Rate" means the annual interest rate applied to the Outstanding Principal Balance, as described in Section 7 and Section 9 below and as indicated in the Approval Letter.

"ISA Account" means the Insured Savings(SM) account, established pursuant to the Account Application and this Agreement.

"Legal Requirements(s)" means, as to any Person, trust agreement, partnership agreement, operating agreement, articles of organization, certificate of formation, certificate of incorporation, by-laws, operating agreement, managerial agreement, or other organizational or governing documents of such person, and all applicable laws, rules, regulations, ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are now or at any time in the future in effect.

"Letter of Credit" means each letter of credit which is issued or which may be issued by the Bank pursuant to this Agreement.

"Letter of Credit Application" means the Merrill Lynch Bank USA Portfolio Reserve(R) Plus Letter of Credit Application Borrower has completed and submitted to the Bank in connection with a Letter of Credit.

"Letter of Credit Exposure" means, in relation to a Letter of Credit issued or to be issued by the Bank at any particular time, an amount (as conclusively determined by the Bank) equal to the Bank's maximum outstanding liability (whether actual or contingent) under such Letter of Credit at that time. "Total Letter of Credit Exposure" means, at any particular time, the


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aggregate Letter of Credit Exposure with respect to all Letters of Credit outstanding at such time.

"Letter of Credit Fee" means the Letter of Credit Fee described in Section 2(f) below.

"LIBOR" means, with regard to a particular Advance and Interest Period, the interest rate per annum at which deposits in U.S. dollars are offered in London, England to prime banks in the London Interbank market for such Interest Period as displayed on Telerate Screen page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to that Advance and for periods comparable to such Interest Period. Telerate Screen page 3750 means the display designated as page 3750 on the Dow Jones Telerate Service. If such rate does not appear on Telerate Screen page 3750 on any relevant date for the determination of LIBOR, then LIBOR means an interest rate equal to the rate per annum, as determined by the Bank two Business Days prior to the first delay of the Interest Period, at which deposits in Dollars are offered to MLIB by leading banks in the London Interbank Market in an amount comparable to that Advance and for periods equal to that Interest Period, it being understood and agreed that a written statement by the Bank of LIBOR shall be conclusive evidence of such rate absent manifest error.

"LIBOR Rate," has the meaning given in Section 7 below.

"Loan" means the aggregate of Advances made hereunder, including, without limitation, all principal, interest and other amounts due with respect thereto.

"Loan Application" means the Merrill Lynch Bank USA Portfolio Reserve(R) Plus Loan Application Borrower has completed and submitted to the Bank in connection with a Loan.

"Loan Party" means each Borrower, Pledgor and Guarantor, each in their respective capacities with respect to this Agreement.

"Loan Term" means the maximum length of the term of the Loan, as indicated in the Approval Letter.

"Maintenance Requirement" means the obligation to maintain at all times Eligible Collateral in the Securities Account and Cash Collateral Account with an aggregate Maintenance Value, as determined by the Bank in its discretion, of not less than the Outstanding Principal Balance.

"Maintenance Value" of Eligible Collateral means, at any time, the sum of the amounts obtained by multiplying the aggregate Value of each type of Eligible Collateral maintained in the Securities Account and Cash Collateral Account at such time by a percentage "(the "Maintenance Percentage") applicable to such type of Eligible Collateral. The Maintenance Percentage for each type of asset constituting Eligible Collateral shall be determined (and may be changed) by the Bank from time to time in its discretion. Collateral which does not constitute "Eligible Collateral" shall have no Maintenance Value.

"MLIB" means Merrill Lynch International Bank Limited, a bank organized under the laws of England.

"Margin Stock" means margin stock as defined under Regulation U. Margin Stock includes, principally, stocks registered on a national securities exchange or on the Federal Reserve Board's list of marginable OTC stocks, debt securities convertible into margin stock and most shares of mutual funds.

"Maximum Amount" means the Dollar amount designated in the Approval Letter then in effect as the Maximum Amount of the Facility which is permitted to be outstanding at any time.

"Merrill Lynch Group" means Merrill Lynch & Co., Inc. and its subsidiaries.

"Minimum Advance Amount" means the Dollar amount designated in the Approval Letter then in effect as the minimum principal amount of any Advance under the Facility.

"MLPF&S" means Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

"Obligations" means, collectively, all of the indebtedness, liabilities and obligations of the Borrower, each Guarantor and the other respective Loan Parties to the Bank under this Agreement and the related documents, whether existing now or arising in the future, absolute or contingent, liquidated or unliquidated, and whether or not currently contemplated, including without limitation, the Outstanding Principal Balance, all interest and other amounts due from time to time hereunder, any obligation to provide Cash Collateral with respect to outstanding Letters of Credit, and all other indebtedness, liabilities, and obligations arising under, and transactions contemplated by, this Agreement (as amended, modified, supplemented, and reviewed from time to time).

"Outstanding Principal Balance" means, at any particular time, the sum of the following at such time: (i) the aggregate Principal Amount of the Loan outstanding, (ii) the Total Letter of Credit Exposure with respect to outstanding Letters of Credit, and (iii) the aggregate Reimbursement Obligations outstanding.

"Outstanding Total Balance" means, at any particular time, the sum of all Obligations outstanding at such time, including: (i) the Outstanding Principal Balance, and (ii) all accrued and unpaid interest, fees and other amounts then due and owing to the Bank by the Loan Parties under this Agreement.

"Periodic Payment" means the amount described in Section 6 below, to be repaid by Borrower to the Bank on a monthly, quarterly or other periodic basis, as indicated in the Approval Letter.

"Person" means any natural person, company, corporation, firm, partnership (limited or general), joint venture, limited liability company or limited liability partnership, association, organization, trust, state or agency of a state (in each case, whether or not having a separate legal personality) or any other legal entity.

"Pledgor" means each Person, if any, which (who) pledges to the Bank (on a recourse or non-recourse basis) any Collateral to secure the Obligations (or to secure the obligations of any Guarantor with respect to the guaranty of such Obligations). Pledgors shall include, without limitation, Borrower, any Guarantor which (who) has also pledged Collateral to secure its obligations under its guaranty or the Obligations hereunder, any spouse of a Borrower who executes a spouse's pledge and consent agreement with respect to a jointly held Securities Account, and any other Person who executes a pledge agreement with respect to a Facility.

"Principal Amount" means the principal amount of the Loan, consisting of the aggregate principal amount of the Advances constituting the Loan hereunder.

"Regulation U" means Regulation U issued by the Board of Governors of the Federal Reserve System, as amended and supplemented from time to time, and any successor regulation.

"Remedy Event" means any of the events described in Section 11 of this Agreement.

"Reimbursement Obligations" means, with respect to each Letter of Credit which may be issued under this Agreement from time to time, the Borrower's obligation to reimburse the Bank for the amount of any Draft paid under such Letter of Credit, as more fully described in Section 2 (f) below.

"Securities Account" means the securities account, including the ISA(R) account, established pursuant to the Account Application and this Agreement.

"Security Interest" has the meaning given to that term in Section 18 below.

"Spread" means the percentage amount set forth in the Approval Letter as the "spread" and as described in Section 7 below.

"UCC" means the Uniform Commercial Code in effect in the State of New York from time to time; provided that, as used in Section 18 below regarding maintenance of the Security Interest in the Collateral, the term UCC shall include the Uniform Commercial Code in effect in any State which any be applicable to such Security Interest or the Collateral.

"Value" means, with respect to any security, financial asset or other item of Collateral, the "value" assigned to such item of Collateral by the Bank from time to time in accordance with the Bank's standard valuation procedures, as such procedures may be modified, amended or supplemented by the Bank from time to time in its discretion. Such Value may be different than the price quoted for a security or other asset on any applicable security exchange.

GENERAL TERMS
1.

(a) Borrower has applied for a Loan and/or Letter of Credit pursuant to the Application. The Loan Parties agree that this Agreement will govern any such Loan and/or Letter of Credit.


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(b) If the Bank approves Borrower's Loan Application, the Bank will send to
    Borrower a completed Approval Letter signed by the Bank. Among other things, the Approval Letter will set forth the following terms of the Loan:

    (i)    the Maximum Amount;

    (ii)   the Interest Rate;

    (iii)  the Facility Fee Percentage, if any;

    (iv)   the Minimum Advance Amount;

    (v)    the Spread;

    (vi) the frequency and amounts (or the manner in which the amounts are determined) of the Periodic Payments;

    (vii) the initial Maintenance Requirement and Aggregate Borrowing Power of the Eligible Collateral (expressed as the applicable Borrowing Percentage(s) and Maintenance Percentage(s) and/or as aggregate dollar amounts based on the Eligible Collateral there in the Securities Account); and

    (viii) the Loan Term.

(c) If the Bank approves Borrower's Letter of Credit Application with respect to a Letter of Credit, the Bank will send to the Borrower a signed Approval Letter setting forth the Maximum Amount with respect to the Facility and the terms of the Letter of Credit, including:

    (i)   the issue date;

    (ii)   the maximum stated amount thereof;

    (iii)  the beneficiary;

    (iv)   the expiration date;

    (v)    the applicable Letter of Credit Fee;

    (vi)   any other terms the Bank deems relevant.

The Loan Parties acknowledge and agree that the terms set forth in each Approval Letter are part of this Agreement.

ADVANCES AND RENEWALS OF INTEREST PERIODS AND LETTERS OF CREDIT

2.

(a) Should the Bank approve Borrower's Loan Application or Letter of Credit Application, the Bank agrees, upon the terms and subject to the conditions set forth in this Agreement, to make available to the Borrower an uncommitted Facility consisting of Advances and/or Letters of Credit with an Outstanding Principal Balance at any one time up to the Maximum Amount. Prior to the end of the Loan Term, the Borrower may request Advances (in amounts not less than the Minimum Advance Amount) or Letters of Credit, and any Advances which the Bank makes and the Borrower repays may be reborrowed, provided that, at no time shall an Advance be accepted or Letter of Credit be issued, if upon such Advance or issuance of such Letter of Credit, the Outstanding Principal Balance shall exceed the lesser of the Maximum Amount or the aggregate Borrowing Power of the Collateral. The Bank shall not consider funding any Advance or issuing any Letter of Credit if such funding or issuance would cause the Outstanding Principal Balance to exceed the lesser of the Maximum Amount or the aggregate Borrowing Power of the Collateral. The Borrower shall at all times also maintain sufficient Eligible Collateral subject to the Security Interest securing the Obligations so as to satisfy the Maintenance Requirement. Notwithstanding the foregoing, approval and subsequent funding of any Advance and the approval and subsequent issuance of any Letter of Credit shall be in the sole discretion of the Bank.

(b) The Borrower may request an Advance or request a renewal of an Interest Period (for all or part of an outstanding Advance) verbally unless the Bank in its discretion requires such request to be in writing. All requests must be received by the Bank no later than 11:00 a.m. (New York City time) three Business Days prior to the date of such Advance or for renewals, three Business Days prior to the last day of the Interest Period for such Advance. The Bank will send to the Borrower written confirmation of any such verbal request. If the Bank has not received written notice from the Borrower of any exception or objection to any such confirmation prior to the time in which the Advance or renewal is made, the Borrower shall be deemed to have approved such confirmation and such confirmation shall be presumed conclusively to be correct with respect to all matters set forth therein.

(c) The Loan Parties acknowledge: (i) that any request for an Advance or to renew an Interest Period (for all or part of an outstanding Advance) is irrevocable; (ii) that the Bank has no obligation to make any Advance or to renew an Interest Period (for all or part of any outstanding Advance); (iii) that the amount of the Advance or the amount of the outstanding Advance for which renewal of the Interest Period is requested, must not be less than the Minimum Advance Amount indicated in the Approval Letter and in integrals of $100,000.00 in excess thereof unless the Bank determines otherwise in its discretion; (iv) at no time shall an Advance be funded or Letter of Credit be issued if upon such funding or issuance the Outstanding Principal Balance shall exceed the lesser of the Maximum Amount and the aggregate Borrowing Power of the Collateral; and (v) no Advance or Interest Period shall extend beyond the Loan Term.

(d) A request for an Advance or request for renewal of an Interest Period (for all or part of an outstanding Advance) must specify: (i) the date of such Advance or renewal (which for renewals is the last day of the Interest Period for such outstanding Advance); (ii) the amount of the Advance; and
    (iii) the duration of the Interest Period to be applicable to such Advance.

(e) If the Borrower fails to request the renewal of an Interest Period for any portion of an Advance by the required time, the Bank will (at the Bank's discretion, and subject to the Bank's right to demand payment in full at any time) renew the Interest Period for such Advance after the last day of the Interest Period for such Advance for successive one month Interest Periods not to extend beyond the Loan Term, and interest shall accrue and be payable on such Advance at the LIBOR Rate for such Interest Periods, subject to the terms and conditions of this Agreement with respect to the availability of LIBOR.

(f) Letters of Credit: (i) From time to time the Borrower may submit a Letter of Credit Application to the Bank requesting the issuance of a Letter of Credit, each such Letter of Credit to be in form and substance satisfactory to the Bank in its discretion. The terms of any Letter of Credit Application shall be incorporated in this Agreement for purposes of any Letter of Credit issued pursuant thereto, and in the event of any conflict, the terms in this Agreement shall govern. The Bank may, in its sole and absolute discretion, agree to issue such Letter of Credit, and such issuance shall be subject to the provisions of Section 2 (a) above and the other applicable provisions of this Agreement. At or prior to the issuance of each Letter of Credit (and as a condition to the issuance of such Letter of Credit), the Borrower shall pay to the Bank a fee in the amount set forth in the related Approval Letter (the "Letter of Credit Fee"). No Letter of Credit will be issued until the associated Letter of Credit Fee has been paid. The Borrower will absolutely and unconditionally reimburse to the Bank the full amount of each Draft paid by the Bank under a Letter of Credit (each such obligation to reimburse the Bank being a "Reimbursement Obligation"). Each payment of an outstanding Reimbursement Obligation shall be due and payable to the Bank immediately (on the date the corresponding Draft is honored by the Bank), in same day funds, whether or not demand is made by the Bank. If the Bank in its discretion agrees (and provided, among other things, that there is Eligible Collateral with sufficient Borrowing Power and it is permitted by applicable law), such Reimbursement Obligation may be satisfied by the funding of an Advance, the proceeds of such Advance being paid directly to the Bank as payment of the Reimbursement Eligible Obligation. The Borrower shall, in connection with such Advance, submit a Loan Application to the Bank (if one is not already on file) and the Bank will notify Borrower of its Approval of such an Advance by providing to the Borrower an Approval Letter related thereto signed by the Bank. (ii) Upon demand of the Bank, and at any other time in which Cash Collateral is required to be provided by the Borrower under this Agreement, the Borrower shall deposit with the Bank Cash Collateral in an amount equal to 105% of the Total Letter of Credit Exposure at such time. Any such Cash Collateral shall be deposited into the Cash Collateral Account and held by the Bank as collateral to secure, and for application to, the Reimbursement Obligations and other amounts which may become due with respect to any outstanding Letters of Credit or any other Obligations under this Agreement in the order and priority which the Bank determines in its sole discretion. Should


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    the Borrower fail to provide Cash Collateral as required under this
    Agreement, the Bank may liquidate Collateral and deposit the proceeds thereof into the Cash Collateral Account as Cash Collateral, as set forth below with respect to Remedy Events. All funds deposited into and held in the Cash Collateral Account from time to time may be invested (or left uninvested or placed in interest bearing deposits) by the Bank in its discretion. The proceeds of any such investment and deposit interest shall be applied in the same manner as the principal of such account. The Bank or its designee(s) shall have exclusive control over the Cash Collateral Account and all amounts, securities, financial assets and other property therein. The obligation to provide Cash Collateral pursuant to the applicable terms of this Agreement shall be a payment obligation of the Borrower.

FACILITY FEE

3. If required by the applicable Approval Letter, the Borrower shall pay a Facility Fee:

(a) prior to each Advance, in an amount equal to the product determined by multiplying (i) the Facility Fee Percentage, by (ii) the amount of such Advance and by (iii) a fraction equal to the quotient determined by dividing the number of days between the date of such Advance and the next annual anniversary date of this Agreement by 360; and

(b) on the annual anniversary date of this Agreement during each year this Agreement is in effect, in an amount equal to the product determined by multiplying (i) the Facility Fee Percentage by (ii) the aggregate unpaid principal amount of all Advances outstanding on such anniversary date. Notwithstanding the foregoing, the total amount of all Facility Fees payable during any 12-month period after the date of this Agreement shall not exceed an amount equal to the product determined by multiplying (x) the Facility Fee Percentage by (y) the Maximum Amount minus the daily average Total Letter of Credit Exposure during such period.

LIMITATION ON USE OF LOAN PROCEEDS OR PROCEEDS OF ANY DRAWING ON A LETTER OF CREDIT

4. UNLESS DISCLOSED IN WRITING TO THE BANK AT THE TIME OF THE APPLICATION, AND APPROVED BY THE BANK, BORROWER MAY NOT USE ANY PORTION OF THE LOAN PROCEEDS OR PROCEEDS OF ANY DRAWING ON A LETTER OF CREDIT TO FINANCE THE PURCHASE, CARRY OR TRADING OF SECURITIES, OR TO REPAY ANY DEBTS INCURRED (A) TO PURCHASE CARRY OR TRADE SECURITIES, OR (B) TO ANY MEMBER OF THE MERRILL LYNCH GROUP. IN ANY EVENT, THE PROCEEDS OF ANY ADVANCE AND THE PROCEEDS OF DRAWS ON ANY LETTER OF CREDIT SHALL BE USED ONLY FOR LAWFUL PURPOSES AND NO SUCH PROCEEDS SHALL BE USED TO FINANCE GAMBLING ENTERPRISES, TO PURCHASE MILITARY ARMS OR TO FINANCE OR MAKE CONTRIBUTIONS TO POLITICAL CANDIDATES OR ORGANIZATIONS.

PROMISE TO PAY UPON DEMAND AND PROMISE TO MAINTAIN COLLATERAL

5. BORROWER AND GUARANTORS (JOINTLY AND SEVERALLY) PROMISES TO PAY TO THE BANK OR TO THE BANK'S ORDER UPON DEMAND THE OUTSTANDING TOTAL BALANCE, OR SUCH PART OF THE OUTSTANDING TOTAL BALANCE SPECIFIED BY THE BANK. IF ANY PORTION OF SUCH OUTSTANDING TOTAL BALANCE CONSTITUTES TOTAL LETTER OF CREDIT EXPOSURE WITH RESPECT TO OUTSTANDING LETTERS OF CREDIT AT THE TIME OF ANY SUCH DEMAND, THE BORROWER AND GUARANTORS (JOINTLY AND SEVERALLY) SHALL AT THE BANK'S REQUEST, PROVIDE TO THE BANK CASH COLLATERAL IN THE AMOUNTS REQUIRED BY, AND PURSUANT TO THE PROVISIONS OF, SECTION 2 (F) ABOVE TO SECURE SUCH TOTAL LETTER OF CREDIT EXPOSURE. BORROWER AND GUARANTORS (JOINTLY AND SEVERALLY) ALSO PROMISE TO PAY ALL PERIODIC PAYMENTS AND ANY OTHER AMOUNTS WHICH MAY BECOME DUE UNDER THIS AGREEMENT (WHETHER OR NOT DEMANDED) WHEN SUCH PAYMENTS AND AMOUNTS BECOME DUE. THE PLEDGORS ALSO PROMISE TO MAINTAIN SUCH COLLATERAL IN THE SECURITIES ACCOUNT AND CASH COLLATERAL ACCOUNT AS THE BANK MAY REQUIRE FROM TIME TO TIME IN ACCORDANCE WITH ITS MAINTENANCE REQUIREMENTS.

JOINT AND SEVERAL LIABILITY. If the Borrower consists of more than one Person (each a "Co-Borrower"), references herein to "the Borrower" shall be read as "each Co-Borrower", "all Co-Borrowers", or "any or all Co-Borrowers", jointly and severally, whichever reading maximizes the Lender's rights and the Co-Borrowers' obligations under this Agreement. All Co-Borrowers' Obligations hereunder and, if more than one, all Guarantors' Obligations hereunder shall be joint and several.

PAYMENTS

6.

(a) PERIODIC PAYMENTS ON THE FACILITY AS PROVIDED FOR IN THE APPROVAL LETTER. THE BORROWER AND GUARANTOR (JOINTLY AND SEVERALLY) AGREE TO PAY ALL PERIODIC PAYMENTS AS SET FORTH IN THE APPLICATION AND/OR IN THIS AGREEMENT. All Periodic Payments and other payments must be made at the address indicated on Borrower's periodic billing statement. Unless the Bank agrees in writing otherwise, each Periodic Payment will be equal to all accrued but unpaid interest, any payment of the Outstanding Principal Balance then due, and any past due amounts. Any Loan Party may elect to make its Periodic Payments by authorizing the Bank to directly debit its Merrill Lynch Working Capital Management(SM) Account (or the Borrower's Merrill Lynch Cash Management(R) Account if such Loan Party is an individual), or such other account specified by such Loan Party, or deposit account at another institution on a periodic basis for the amount of the Periodic Payment. Borrower must pay each Periodic Payment by the payment due date shown on the periodic billing statement, even if the Borrower has paid more than the Periodic Payment in any prior period. The Outstanding Total Balance will be due and payable with the final Periodic Payment, which final payment shall be due on or prior to the expiration of the Loan Term, provided however that, if any portion of such Outstanding Total Balance constitutes Total Letter of Credit Exposure with respect to any outstanding Letter of Credit as of such date, the Borrower and Guarantors (jointly and severally) shall, at the Bank's request, provide to the Bank Cash Collateral in the amounts required by, and pursuant to the provisions of, Section 2 (f) above, to secure such Total Letter of Credit Exposure until Bank's obligations and liabilities with respect to such Letters of Credit are terminated and all Reimbursement Obligation's with respect thereto and paid in full.

(b) All payments may be applied in any manner which the Bank elects, although, generally, payments will first be applied to fees and charges Borrower owes under this Agreement, then to interest, and finally to reduce the Outstanding Principal Balance (including, without limitation, to provide Cash Collateral to secure the outstanding Total Letter of Credit exposure).

(c) If the Bank in its discretion so advises the Borrower in the Approval Letter (and provided, among other things, there is Eligible Collateral with sufficient Borrowing Power and it is permitted by applicable law), any due but unpaid interest may be added to the amount of the Advance to which it relates (or, at the Bank's option, may be treated as a separate Advance) and such amounts shall bear interest as provided for above.

(d) To the extent the Bank of MLPF&S receives any payment with respect to the Obligations, the Facility or this Agreement, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or MLPF&S or paid over to a trustee, receiver or any other entity, whether under any Bankruptcy law or otherwise, then this Agreement shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by the Bank or MLPF&S, and, the indebtedness or part thereof intended to be satisfied by such returned payment shall be revised and continued in full force and effect as if said returned payment had not been made.

INTEREST RATE

7.

(a) The Interest Rate for the Loan will be an interest rate equal to LIBOR, plus an additional amount (the "Spread") expressed as partial or whole percentage (%) points specified by the Bank and set forth in the Approval Letter (the "LIBOR Rate"). Interest at the LIBOR Rate shall be calculated and payable on each Advance by reference to successive

    Interest Periods. In the case of each Advance, its first Interest Period shall begin on the proposed date of that Advance and each subsequent Interest Period shall begin on the last day of the previous Interest Period. The Borrower may select an Interest Period of 1, 3, 6, or 12 months duration (or such other period as the Bank in its discretion may agree to) provided that no Interest Period may extend beyond the expiration date of the Loan Term. For purposes of determining the last day of an Interest Period, each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that, if the next succeeding Business Day falls in the next succeeding calendar month, the Interest Period shall end on the next preceding Business Day.

(b) Interest shall be due and payable with and on the date of each Periodic Payment in an amount equal to the unpaid interest accrued during the applicable Interest Period on the Advance to which it relates at the interest rate applicable for that Interest Period. If Periodic Payments are not scheduled, interest shall be due and payable at the end of each Interest Period. (In the case of an Interest Period of 12 months or more, interest shall also be due and payable every six months from the date of the relevant Advance.) Accrued interest also shall be due and payable in full at any time upon demand and on any other date that the relevant principal amount is due hereunder.

(c) If the Alternate Rate shall be applicable to any Advance at any time, interest shall be due and payable in arrears on the last Business Day of each month, (d) Interest shall be calculated on the basis of actual days elapsed over a year of 360 days. Interest shall accrue on the principal amount of each Advance from and including the date of the Advance to but excluding the date of the payment of such principal amount.

LOANS REPAID IN ADVANCE OF DUE DATE

8. Upon at least three Business Days' prior written notice to the Bank, the Borrower has the right to repay the Outstanding Principal Balance of an Advance, in whole or in part, in an amount of not less than $100,000 plus the amount of any accrued but unpaid interest to the date of such payment on the principal amount so paid and the Interest Differential (as that term is defined in this Agreement). Each notice of repayment is irrevocable and must specify that payment date and the principal amount of the Advance to be repaid. The Borrower agrees that if repayment of an Advance is made for any reason on any day other than the last day of the Interest Period applicable to that Advance, the Borrower will pay the Bank, upon request, such amount as the Bank reasonably determines will compensate it for any loss (including loss of profit), cost or expense incurred by the Bank as a result of repayment of such Advance, in whole or in part, on a date other than the last day of the Interest Period applicable to such Advance, whether such payment is made by the Borrower pursuant to this paragraph or is effected by the Bank making a demand for payment and/or liquidating all or a portion of the Securities Account or Cash Collateral Account upon the occurrence of a Remedy Event or otherwise. Notice by the Bank to the Borrower of the amount of the any such loss, cost of expense will be conclusive absent manifest error.

OTHER CHARGES; DEFAULT INTEREST

9.

(a) ADDITIONAL PROVISIONS RELATED TO OTHER CHARGES. (i) Increased Costs/Additional Costs. If, after the date of this Agreement, any change in any applicable Legal Requirement or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), and which change is applicable generally to other financial institutions, shall change the basis of taxation of payments to the Bank of the principal of or interest on the indebtedness outstanding hereunder or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of the Bank), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, the Bank or shall impose on the Bank any other condition affecting this Agreement or the amount of the Obligations outstanding hereunder, and the result of any of the foregoing shall be to increase the cost to the Bank of maintaining the outstanding indebtedness hereunder or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise), then the Borrowers and Guarantors (jointly and severally) shall pay to the Bank such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered. Such amounts shall, at the Bank's option, be payable on demand or charged to or added to the next Periodic Payment due. (ii) Illegality. If the Bank shall notify the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to perform its obligations hereunder to make or maintain any Advance at the LIBOR Rate, the Borrower shall prepay in full such Advance outstanding hereunder, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Bank, elects (provided that such election is not illegal) to convert such LIBOR Rate to the Alternate Rate, until the Bank shall notify the Borrower that the circumstances causing such illegality no longer exist. (III) LIBOR Availability. If the Bank determines that for any reason deposits in Dollars are not offered to MLIB by leading banks in the London Interbank Market in an amount comparable to a proposed Advance or an unpaid Advance for which renewal of the Interest Period has been requested and for a period equal to the requested Interest Period for such Advance, or that LIBOR applicable for any requested Interest Period with respect to an Advance does not adequately and fairly reflect the cost to the Bank of funding or maintaining such Advance, the Bank will notify the Borrower that the requested Advance will not be made or renewed, as the case may be. Upon receipt of such notice, the Borrower may revoke any notice given to the Bank pursuant to Section 2(b) regarding an Advance or renewal request. Whether or not the Borrower revokes any such notice, new Advances will not be made and any outstanding Advance will subject to the Bank's right to demand payment at any time, accrue interest at the Alternate Rate, subject to the provisions of this Agreement, until the Bank shall notify the Borrower that the above circumstances no longer exist. (iv) Taxes. Any and all payments by any Loan Party under this Agreement shall be made free and clear of any restrictions or conditions, without set off or counterclaim, and without deduction or withholding, whether for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") or otherwise. In addition, the Borrower and Guarantors (jointly and severally, shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (all such taxes, charges and levies being hereinafter referred to as "Other Taxes"). The Borrower and Guarantors, (jointly and severally), shall indemnify the Bank for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section, paid by the Bank and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall, at the Bank's option, be payable on demand or charged to or added to the next Periodic Payment due. Without prejudice to the survival of any other agreement of the Loan Parties under this Agreement, the agreements and obligations of the Loan Parties contained in this Section shall survive the payment in full of principal and interest under this Agreement.

(b) To the extent permitted by applicable law, in the event the Borrower does not make any payment to the Bank when due, the Interest Rate payable with respect to the outstanding amount of the Loan (both before and after judgement, if any) may, in the discretion of the Bank, increase, effective as of the date when such payment was due, by two percent (2.00%) per annum until all payments due (including any late payments and any amounts accelerated) are paid to the Bank in full.

    Notwithstanding the foregoing, should any Reimbursement Obligation not be paid when due, such Reimbursement Obligation shall bear interest at a rate of interest equal to two percent (2.00%) per annum above the Alternate Rate, until such amounts are paid to the Bank in full. Any interest payable and calculated pursuant to this Section 9 (b) ("Default Interest") shall be payable on demand and such Default Interest: (i) which is not paid when due may (to the extent permitted by applicable law) be added to the overdue sum and itself bear interest accordingly; and (ii) constitutes an obligation under this Agreement and is secured by the Collateral.

(c) Notwithstanding anything set forth in this Agreement to the contrary, in no event shall the total amount of all charges payable under this Agreement which are or would, under applicable law, be held to be in the nature of interest, exceed the maximum rate permitted to be charged under applicable law. Should the Bank receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error, and at the option of the Bank shall be applied against any of the Obligations or returned to the Loan Parties; provided, however, if the Loan Parties are in default under any of their obligations under this Agreement at the time any such excess payment is received, such excess payments may be retained by the Bank as additional Cash Collateral to secure the repayment of any amounts due under this Agreement.

BANKRUPTCY

10. Each Loan Party must first notify the Bank in writing before filing any petition seeking the protection of any state or federal bankruptcy statues, and each Loan Party must not take any action (or fail to take any necessary action) which may cause a petition in bankruptcy to be filed against any Loan Party.

REMEDY EVENT

11. A Remedy Event will occur under this Agreement if:

(a) Borrower or any other Loan Party fails to make any payment when it is due as required by this Agreement or breaches any other provision of this Agreement (including, without limitation, any obligation to provide Cash Collateral);

(b) the Maintenance Value of the Eligible Collateral in the Securities Account or Cash Collateral Account falls below the amount necessary to comply with the Maintenance Requirement then in effect, and Borrower and/or any other relevant Loan Party has not deposited additional Eligible Collateral or reduced the Outstanding Principal Balance as required under Section 24 below;

(c) Borrower or any Loan Party makes, or the Bank discovers that Borrower or any Loan Party has made, a material misrepresentation in connection with the Application or the Loan or any Letter of Credit;

(d) Borrower or any Loan Party files, or there is filed against Borrower or any other Loan Party, any petition seeking the protection of any state or federal bankruptcy statues or the Borrower or any other Loan Party becomes insolvent or is generally unable to pay his, her or its debts when due;

(e) an attachment is levied against all or any portion of the Securities Account or Cash Collateral Account or any other Collateral directly or indirectly securing the Obligations;

(f) the Bank determines that there is a material adverse change in the Borrower's or any Loan Party's financial condition or prospects or in the Collateral securing the Obligations;

(g) Borrower or any other Loan Party or the sole proprietor, majority shareholder or controlling owner of Borrower or any other Loan Party dies or is declared incompetent or of unsound mind;

(h) Borrower or any other Loan Party fails to satisfy any obligation to the Bank or any other member of the Merrill Lynch Group, or a default occurs under any other agreement the Borrower or any other Loan Party has entered into with the Bank or any other member of the Merrill Lynch Group;

(i) final judgement for the payment of money is rendered against any Borrower or any other Loan Party, and within thirty (30) days from the entry of such judgement such judgement has not been discharged or stayed pending appeal or has not been discharged within thirty (30) days from a final order of affirmance on appeal;

(j) if Borrower or any other Loan Party is acting in the capacity of trustee of a trust for the purpose hereof, they cease to be appropriately authorized to act on behalf of such trust or such trust comes or is brought to an end;

(k) the Bank otherwise deems itself or its security interest in any of the Collateral insecure or the Bank believes in good faith that the prospect of payment or other performance by Borrower or any other Loan Party is impaired or that the value of the Collateral or the Bank's Security Interest therein is impaired;

(l) a default occurs under any guaranty, pledge, amendment or any other agreement entered into in connection with this Agreement; or

(m) any action or legal proceeding is commenced seeking to enjoin or preclude payment under, or the drawing of, a Letter of Credit or otherwise relating to a Letter of Credit.

COSTS OF COLLECTION

12. If any Loan Party fails to make any payment under this Agreement as and when required, the Loan Party must pay, to the extent permitted by applicable law, the Bank's court and collection costs, any costs incurred in the disposition of the Collateral, and, if the Loan or any other Obligation is referred for collection to any attorney not employed by the Bank or one of the Bank's affiliates, the Bank's reasonable attorney fees and expenses.

DELAY IN ENFORCEMENT, ORDER OF ENFORCEMENT

13. The Bank can choose to delay or not to enforce any of the Bank's rights under this Agreement without losing any of such rights. The Bank may seek to enforce any remedy against any Borrower or Guarantor or against any collateral in the order and priority which it determines in its sole and absolute discretion.

NO WAIVER

14. If the Bank chooses not to exercise or enforce any of its rights, it is not waiving the right to enforce such rights at a later time or any of the Bank's other rights. Any waiver of the Bank's rights under this Agreement must be in writing.

STATEMENTS AND NOTICES

15. Statements and notices to any Loan Party will be sent to the address shown on the Application or any other address which is on the books of the Bank, unless such Loan Part notifies the Bank in writing of a change in address. Each Loan Party must notify the Bank of any change in address or name. Each Loan Party must send correspondence to the Bank at the address shown for notices appearing on the periodic billing statement unless the Bank notifies Borrower otherwise. If the Securities Account is linked to a WCMA account, CMA account (each as defined in Section 17 below) or other securities account maintained with MLPF&S, each Loan Party authorizes MLPF&S to send all notices, monthly statements and other communications regarding the Securities Account to the address designated for such account or accounts from time to time.

WAIVERS

16. Each Loan Party waives its rights to require the Bank to do certain things, to the extent permitted by applicable law. Those things are:

(a) to demand payments of amounts due (known as "presentment");

(b) to give notice that amounts due have not been paid (known as "notice of dishonor"); and

(c) to obtain an official certification of nonpayment (known as "protest").


THE LOAN PARTIES, TO THE EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT TO CLAIM DEFENSE BASED ON MARSHALLING OF ASSETS OR GUARANTEES OR ELECTION OF REMEDIES.

ESTABLISHMENT OF THE SECURITIES ACCOUNT

17. MLPF&S shall establish the Securities Account (which shall include an ISA account), which shall be known as the "(Pledgor's Name) Pledged Collateral Account for Merrill Lynch Bank USA," (or such other title, including abbreviations, acceptable to Bank), and each Loan Party agrees, as a condition to the Bank extending the Loan and issuing any Letter of Credit, to place Eligible Collateral in the Securities Account with Borrowing Power sufficient to permit the Bank to make a Loan and/or issue Letters of Credit in the amounts requested. The Loan Parties agree at all times to maintain Eligible Collateral in the Securities Account (and Cash Collateral Account) with Maintenance Value sufficient to satisfy the Bank's Maintenance Requirements, until all Obligations under this Agreement have been satisfied indefeasibly in full, the Bank's obligations and liability with respect to all Letters of Credit are extinguished and this Agreement is terminated. Loan Parties acknowledge that in establishing and maintaining the Securities Account, MLPF&S is acting as the Bank's agent for purposes of perfecting the Bank's Security Interest, and shall be deemed a party to this Agreement as it relates to the Security Interest and the Securities Account. The Loan Parties understand that the Securities Account is a special, limited version of the Merrill Lynch Working Capital Management Account ("WCMA account") [or a Merrill Lynch Cash Management Account if Borrower is an individual ("CMA Account") ] financial service. In accordance with the terms of the Insured Savings Account Fact Sheet, available free credit balances in the Securities Account will be deposited in the ISA account at least once each week. Each Loan Party understands that amounts such person may owe from time to time in connection with the Securities Account (such as payment for transactions) may be satisfied, subject to your Security Interest, by MLPF&S from amounts deposited in the ISA account.

SECURITY INTEREST

18.

(a) As security for the full payment and performance of the Obligations to the Bank under and with respect to the Loan, any Letter of Credit and this Agreement, each Loan Party hereby assigns, pledges, grants and conveys to the Bank a continuing first priority lien and security interest (the "Security Interest") in and to the following, whether now existing or owned or hereinafter arising or acquired: (i) the Securities Account and all stocks, bonds, securities, investment property, securities entitlements or any other property or financial asset now or hereafter held in or credited to the Securities Account; (ii) all credit balances, accounts, contract rights, general intangibles, instruments, documents, money, certificates of deposit, foreign exchange and all other property of whatever kind or description now or hereafter held in or credited to the Securities Account;
    (iii) any securities or other financial assets described in confirmations and other reports delivered by MLPF&S to any Loan Party or the Bank in connection with the Securities Account, which securities or other financial assets are deemed to be in the Securities Account for purposes of this Agreement; (iv) all dividends, distributions, interest and proceeds of or with respect to any of the property described in clause (i), (ii) and (iii) above, including, without limitation, proceeds of proceeds; and (v) all of Borrower's right, title and interest in and to all monies, debts, claims, securities, investment property, financial assets and other property deposited with, or owed or owing to any Loan Party, by the Bank or any member of the Merrill Lynch Group (including, without limitation, any Cash Collateral and other funds and proceeds in the Cash Collateral Account from time to time), (vi) and the proceeds of any of the foregoing (collectively, the "Collateral"). For purposes of this Agreement, the ISA account will be deemed to be included in and a part of the Securities Account.

(b) Each Loan Party acknowledges that control over the Securities Account and Cash Collateral Account, and all Collateral in the Securities Account and Cash Collateral Account, shall be vested in the Bank and MLPF&S for all purposes, including establishing and perfecting a security interest therein.

(c) All assets and property in or credited towards the Securities Account shall be treated as a "financial asset" as that term is defined in the UCC.

(d) Each Loan Party will take all action which the Bank requests or which is reasonably necessary to assure that the Bank has a continuing perfected first priority Security Interest while this Agreement is in effect. Upon the Bank's request, each Loan Party will execute and deliver to the Bank financing statement(s) conforming to the UCC and in a form the Bank deems to be acceptable. Upon the Bank's request, each Loan Party also agrees to execute and deliver continuation statement(s) conforming to the UCC, and any such other documents or instruments which the Bank requests to assist in perfecting and protecting its Security Interest, each in a form the Bank deems to be acceptable. If any Loan Party fails to deliver to the Bank financing statements or continuation statements or other documents or instruments which the Bank requests to assist in perfecting and protecting its Security Interest, the Bank may, to the extent permitted by law and without limiting the Bank's other rights under this Agreement, execute, deliver and/or file in any Loan Party's name, as such Loan Party's attorney-in-fact, or in the Bank's name such financial statements continuation statements, instruments and documents. (e) If the location of any Loan Party's chief executive office or residence changes, such Loan Party will immediately notify the Bank in writing to that effect and will execute and deliver to the Bank any additional financing statements or similar documentation the Bank may reasonably request to assure the continued effectiveness of the Bank's Security Interest. Once the Bank agrees that all Obligations under this Agreement have been indefensibly paid in full, the Bank's obligations and liability with respect to all Letters of Credit are indefensibly extinguished and this Agreement is terminated, the Bank's Security Interest in any Collateral in its possession will be terminated and any such Collateral will be returned to the relevant Loan Party.

BANK RIGHTS IN THE SECURITIES ACCOUNT

19.

(a) The Bank may provide MLPF&S with entitlement orders, instructions and directions of any kind or character with respect to the Securities Account at any time. The Bank's entitlement orders, directions or instructions may include instructions to liquidate Collateral and other property in the Securities Account, to pay credit balances from the Securities Account to the Bank or the Bank's designees, or to move the Collateral from the Securities Account to the Bank or into an account in the Bank's name or the name of the Bank's designees (including, without limitation, the Cash Collateral Account). MLPF&S shall comply with the Bank's entitlement orders, directions and instructions in regard to the Securities Account without further consent of any Loan Party and in following the Bank's entitlement orders, instructions or directions, MLPF&S is under no duty to determine whether a Remedy Event has occurred or is continuing. Each Loan Party acknowledges and agrees that, notwithstanding any other provision of this Agreement or any agreement between any Loan Party and MLPF&S, only the Bank will be entitled to give entitlement orders, instructions or directions to MLPF&S with respect to the Securities Account and no Loan Party will be entitled to give entitlement orders, instructions or directions to MLPF&S with respect to the Securities Account at any time. The Cash Collateral Account and the cash and property therein shall also be completely controlled by the Bank at all times. The Bank is entitled to receive duplicates of any and all notices, confirmations and statements of account that any Loan Party is entitled to receive with respect to the Securities Account. MLPF&S is authorized to provide the Bank with any and all information in its possession or control relating to the Securities Account, and to provide the Bank with on-line access to MLPF&S systems relating to the Securities Account.

TRANSACTIONS OF THE SECURITIES ACCOUNT

    20. A Pledgor may request that the Bank permit the withdrawal or substitution of Collateral from the Securities Account if the Value of the Eligible Collateral remaining in the Securities Account and Cash Collateral Account after the withdrawal or substitution continues to satisfy the Bank's Maintenance Requirement and applicable securities credit regulations. A Pledgor may not otherwise purchase, sell withdraw or substitute Collateral in the Securities Account or Cash Collateral Account. The Bank will consider requests to withdraw or substitute Collateral at its sole discretion. Each Loan Party also understands that transactions made in the Securities Account or Cash Collateral Account may be reversed if the transaction would result in the breach of this Agreement or applicable law. Each Loan Party irrevocably waives for the Bank's benefit any right it may have to instruct any depository institution holding the ISA account to register a deposit in each Loan Party's name on the books and records of the depository.

SPECIAL PROVISIONS REGARDING MARGIN STOCK

21. Under Regulation U of the Federal Reserve Board, an Advance or Letter of Credit in which all or part of the proceeds of such Advance or draw on such Letter of Credit are used to purchase or carry Margin Stock and which is secured by Margin Stock (each a "Purpose Loan") is subject to special rules governing the maximum amount which can be advanced, as well as withdrawals and substitutions of collateral. If the Borrower has indicated that all or any portion of the proceeds of any Advance or draw on a Letter of Credit will be used to purchase or carry Margin Stock, a release or substitution of Collateral will not be considered by the Bank if, following the funding of such Advance or issue of such Letters of Credit, the amount by which the Outstanding Principal Balance exceeds the Borrowing Power of the Collateral would increase.

ELIGIBLE COLLATERAL

22. Subject to the Bank's rights under this Agreement (including without limitation the Bank's right to change or limit the types of securities used as Eligible Collateral as set forth in this Section 22 and its rights under
    Section 20), the following securities and other assets shall constitute Eligible Collateral under this Agreement: (1) securities and instruments which are traded on a national securities exchange, NASDAQ or recognized over-the-counter markets; (2) mutual fund shares; (3) unit investment trusts; (4) negotiable certificates of deposit acceptable to the Bank; (5) United States Treasury notes, bills or bonds; (6) corporate or municipal bonds; (7) cash, cash balances, and any (8) other securities or investment property which the Bank may approve in writing. Each Loan Party acknowledges, however, that due to federal regulations, Borrower may not hold in the Securities Account (or Cash Collateral Account) any security issued by any member of the Merrill Lynch Group, any security in an investment company (mutual fund) as to which any member of the Merrill Lynch Group acts as investment advisor, or any interest in a unit investment trust sponsored and advised by any member of the Merrill Lynch Group. No Loan Party may sell, assign, pledge, or grant a Security Interest in, the Securities Account or Cash Collateral Account or the Collateral in the Securities Account or Cash Collateral Account to anyone other than the Bank, as provided in this Agreement, or to MLPF&S. Any interest MLPF&S may have in the Securities Account or Cash Collateral Account and the Collateral is subordinated to the Bank's Security Interest.

CONDITIONS PRECEDENT

23.

(a) It shall be a condition precedent to the Bank's considering making the initial Advance or issuing the initial Letter of Credit that the Bank shall have received: (i) evidence that a Securities Account has been properly established and that there is sufficient Borrowing Power of Eligible Collateral; and (ii) the Application, Account Application, such other documents, opinions, certificates and other items as the Bank may reasonably request.

(b) It shall be a condition precedent to the Bank's considering making any Advance or renewing any Interest Period for an Advance or issuing any Letter of Credit that on the date of each such Advance or the renewal of such Interest Period or issuance of such Letter of Credit, as the case may be, the following statements shall be true (and each such request for an Advance or renewal of an Interest Period for an Advance or for the ISSUANCE of a Letter of Credit shall constitute a reaffirmation of all Obligations, and a representation and warranty by the Borrower and all other Loan Parties that on the date of making or renewing such Advance or issuance of such Letter of Credit such statements are true): (i) The Borrower has paid the Facility Fee and/or Letter of Credit Fee payable in connection with this Agreement; (ii) The representations and warranties contained in Section 29 are true and correct with respect to each Loan Party on and as of the date of such Advance or issuance of such Letter of Credit; (iii) No event has occurred or is continuing or would result from the making or renewal of such Advance or issuance of such Letter of Credit which would constitute a Remedy Event or an event, act or condition which, with the passage of time or notice, or both, would constitute a Remedy Event; and (iv) The Borrower has made a request in accordance with, and has otherwise complied with the other provisions of Section 2 of this Agreement, and (v) there is sufficient Borrowing Power of Eligible Collateral.

REMEDIES
24.

(a) Upon the occurrence of a Remedy Event, the Bank may, at the Bank's option, instruct MLPF&S to cancel any open orders and close any and all outstanding contracts, liquidate all or any part of the Collateral, withdraw and/or sell any such Collateral, and apply any or all of the Collateral, as well as the proceeds of any such Collateral, to the payment of any outstanding Obligations, and/or (in the Bank's discretion) for deposit into the Cash Collateral Account to be held as Cash Collateral (pursuant to Section 2 (f) above) for the payment of Reimbursement Obligations and other amounts which may become due with respect to outstanding Letters of Credit or other obligations. The Loan Parties will be responsible for any decrease in the Value of the Collateral occurring prior to or during liquidation. Upon the occurrence of a Remedy Event, the Bank may also setoff against any amount owing to the Bank under this Agreement, any securities, cash or other property of the Borrower or any Guarantor (or any Pledgor to the extent such securities, cash or other property is Collateral or proceeds of Collateral) including, without limitation the Cash Collateral Account and any deposit account of such person with the Bank or its designee (including any deposit with the Bank made in connection with the ISA account) in the Bank's possession or control, directly or through MLPF&S as the Bank's agent or in the possession or control of any other member of the Merrill Lynch Group.

(b) The Bank may exercise any or all of the Bank's rights under this Section 24 without further demand for additional Collateral, or notice of sale or purchase, or other notice or advertisement.

(c) At all times, there shall be maintained in the Securities Account and Cash Collateral Account Eligible Collateral with an aggregate Maintenance Value sufficient to meet the Maintenance Requirement in effect. If at any time the Maintenance Value of the Eligible Collateral is less than the Maintenance Requirement and Borrower has not reduced the Outstanding Principal Balance or deposited in the Securities Account and/or Cash Collateral Account additional funds and/or Eligible Collateral with an aggregate Maintenance Value sufficient to increase the Value of all Eligible Collateral to at least the Maintenance Requirement, then the Bank may, at that Bank's option, from time to time, and without any obligation on the Bank's part to give notice, instruct MLPF&S to cancel any open orders and close any or all outstanding contracts, liquidate the Collateral, withdraw and/or sell any or all Collateral and any proceeds of the Collateral and apply any or all of the Collateral, as well as the proceeds of any such Collateral, to the payment of any outstanding Obligations, and/or (in the Bank's discretion) for deposit into the Cash Collateral Account to be held as Cash Collateral (pursuant to Section 2 (b) above) for the payment of Reimbursement Obligations and other amounts which may become due with respect to outstanding Letters of Credit or other Obligations.

(d) Any sales or purchases made pursuant to this Section 24 may be made at the Bank's discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and the Bank or the Bank's agent may be the purchaser for the Bank's or the Bank's agent's own account. It is understood that the giving of any prior demand or call or prior notice of the time and place of such sale or purchase by the Bank or the Bank's agent will not be considered a waiver of the Bank's right to sell or buy without any such demand, call or notice as provided in this Agreement.

(e) With respect any Advance, Borrower agrees to pay to the Bank additional charges, if any, payable under Section 8 above, if the Principal Amount of such Advance is reduced pursuant to this

    Section on any date other than the last day of an Interest Period.

(f) In addition to the Bank's rights and remedies described in this Agreement, the Bank shall have the right to exercise any one or more of the rights and remedies of a secured creditor under the UCC or any other applicable law. All the rights and remedies which are available to the Bank under this Agreement or otherwise are cumulative and are in addition to any and all other rights and remedies which are otherwise available to the Bank either at law, equity, under related documents or otherwise. The Bank may exercise any one or more of such rights and remedies simultaneously or successively.

OTHER ACCOUNT PROVISIONS

25. MLPF&S and each Loan Party acknowledge that no VISA(R) card, funds transfer services, wire transfer, check writing or margin capabilities exist or will be permitted with respect to the Securities Account without the Bank's prior written consent. This Agreement does not create any obligations or duties on MLPF&S to any Loan Party greater than or in addition to the customary and usual obligations and duties which MLPF&S has as a stockbroker and custodian of securities, except to the extent expressly provided in this Agreement. All transactions in the Securities Account are subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, on which MLPF&S or its agents (including MLPF&S' subsidiaries and affiliates) execute such transactions. Each Pledgor agrees to pay customary brokerage fees in connection with any transactions in the Securities Account made in accordance with this Agreement.

ACCOUNT HOLDERS

26. Unless indicated otherwise on the Account Application, the Applicant shall be the legal owner (the "accountholder") of the Securities Account. If more than one natural person signs the Application as Applicant or Co-Applicant, each such person shall be accountholder of the Securities Account. With respect to natural persons, the legal ownership of the Securities Account shall be in such form as the Applicant or Co-Applicant instructs in the Account Application. In the event no designation is made, the Bank and MLPF&S are authorized to deal with the accountholders as tenants in common (without right of survivorship). Upon the occurrence of any event that causes a change in legal ownership of the Securities Account, (including, without limitation, death of an accountholder or divorce of married accountholders), all accountholders or the surviving accountholder, as the case may be, shall immediately give the Bank and MLPF&S written notice thereof, and the Bank or MLPF&S may, in such event, take such action, including requiring such documents or imposing such restrictions on the Securities Account, as the Bank or MLPF&S may deem necessary in the circumstances. Subject to the limitations in this Agreement, the accountholder, the estate of a deceased accountholder and a departing accountholder by assignment or divorce shall remain liable jointly and severally for any obligations to the Bank or MLPF&S arising in connection with the Loan, each Letter of Credit or the Securities Account. Subject to the limitations in this Agreement, in the event of any such change of ownership of the Securities Account, MLPF&S is authorized to divide or retitle the Securities Account in accordance with the form of legal ownership of the Securities Account as reflected on the records of MLPF&S or by written instructions of the Bank and the accountholder(s), or by obtaining a court order, as MLPF&S and the Bank may reasonably determine is appropriate in the circumstances. With respect to natural persons, unless agreed otherwise among the accountholders in a writing provided to MLPF&S, joint accounts designated "with right of survivorship" (e.g. JTWROS) shall, subject to the Bank's rights under this Agreement, vest the interest of a deceased accountholder in the surviving accountholder(s) and Securities Accounts designated "without right of survivorship" (e.g. TIC) shall, subject to the Bank's rights under this Agreement, entitle the estate of a deceased accountholder and the surviving accountholder(s) to equal shares of the Securities Account. All accountholders agree to indemnify and hold harmless MLPF&S and the Bank against any liability, loss or expense incurred from acting in accordance with this Agreement in the event of a change in ownership of the Loan, a Letter of Credit or any Obligations, rights or interest under this Agreement or the Securities Account. Accountholders may not change ownership of the Securities Account except in accordance with this Section 26, and subject to the Bank's Security Interest. No change in ownership of the Securities Account will be effective until the change is consented to by the Bank and reflected in the account records of MLPF&S. All statements, notices or other communications sent or given to one accountholder by the Bank or MLPF&S shall be considered notice to all accountholders.

HOLD HARMLESS; ARBITRATION WITH MLPF&S

27. Each Loan Party hereby agrees to hold harmless MLPF&S, its affiliates (excluding the Bank), and its employees from any and all claims, liabilities, and/or damages, in any way related to, or arising out of, or in connection with, (i) granting the Security Interest, (ii) exercise of the Bank's rights under this Agreement, including any action or inaction by MLPF&S in following the Bank's instructions regarding the Securities Account in accordance with this Agreement, and (iii) the use of any proceeds or funds drawn under any Letter of Credit. EACH LOAN PARTY AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN MLPF&S AND ANY LOAN PARTY CONCERNING THE SECURITIES ACCOUNT, INCLUDING, BUT NOT LIMITED TO, THOSE INVOLVING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN MLPF&S AND SUCH LOAN PARTY, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR AN ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AND IN ACCORDANCE WITH ITS ARBITRATION RULES THEN IN FORCE. EACH LOAN PARTY MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OTHER EXCHANGES, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, BUT IF SUCH LOAN PARTY FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO THE BANK AT THE OFFICE WHERE THE SECURITIES ACCOUNT IS MAINTAINED, BEFORE THE EXPIRATION OF FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM MLPF&S TO MAKE SUCH ELECTION, THEN MLPF&S MAY MAKE SUCH ELECTION. JUDGMENT UPON THE AWARD OF THE ARBITRATORS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

    I. THE CLASS CERTIFICATION IS DENIED;

    II. THE CLASS IS DECERTIFIED; OR

    III. THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

    SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN. EACH LOAN PARTY UNDERSTANDS AND EACH LOAN PARTY AND MLPF&S AGREES
    THAT:

-   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

- THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRAIL.

- PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

- THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

- THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS SECTION APPLIES SOLELY TO TRANSACTIONS BETWEEN MLPF&S AND THE LOAN PARTIES IN CONNECTION WITH THE SECURITIES ACCOUNT AND THAT THIS SECTION DOES NOT OTHERWISE PERTAIN TO THE FACILITY, THE LOAN OR THE ADVANCES MADE HEREUNDER, ANY LETTER OF CREDIT OR ANY OBLIGATIONS RELATED TO THE FOREGOING.

FINANCIAL AND CREDIT INFORMATION

28.  Borrower and each other Loan Party agrees:

(a) To notify the Bank immediately, in writing, of any change in such Person's financial condition or prospects which would adversely affect such Person's ability to repay or perform any Obligation(s) to the Bank according to the terms of this Agreement;

(b) To supply to the Bank such current financial information or other information as the Bank may reasonably request from time to time;

(c) That the Bank and any member of the Merrill Lynch Group may share with one another and any affiliated companies, or any Person authorized by such Person, for legitimate business purposes, any information about such Person which each may currently possess or obtain in the future, unless such Loan Party notifies the Bank at the time of application for the Loan or Letter of Credit that such Loan Party does not agree to such sharing of information;

(d) That the Bank, or anyone authorized by the Bank, may obtain, from time to time, third party credit and investigative reports with respect to such Loan Party, and may answer any questions about the Bank's credit experience with such Loan Party; and

(e) That there may be additional documentation required to be filed or executed by such Loan Party from time to time by applicable law or the policies and procedures of MLPF&S or the Bank, and each Loan Party agrees to comply with any requests for additional documents.

WARRANTIES AND COVENANTS

29. On a continuing basis, Borrower and each other Loan Party (to the extent applicable) warrants and covenants to the Bank that:

(a) Except for the Bank's rights established under this Agreement, such Loan Party owns the Collateral free of any interest or lien in favor of any third party (other than any subordinated interest MLPF&S may have in the Securities Account);

(b) The Security Interest is and shall remain a perfected and valid first priority lien and security interest upon the Collateral;

(c) No Loan Party will pledge or hypothecate the Collateral or grant a security interest in the Collateral to any third party during the term of this Agreement;

(d) With respect to the issuer of any securities in the Securities Account, the Loan Parties and their respective affiliates, in the aggregate, are not the beneficial owners of more than five (5%) percent of the number of outstanding shares of any class of equity securities;

(e) With respect to any securities in the Securities Account, no Loan Party controls the issuer of such securities and such securities are not otherwise "restricted securities" (as defined in Rule 144 of the Securities Act of 1933) nor are such securities otherwise subject to any restrictions on pledge or transfer except as expressly disclosed to the Bank in writing;

(f) The Loan proceeds and the proceeds of each draw on Letters of Credit will be used only in accordance with Section 4 above;

(g) Each Loan Party which is not a natural person has been duly organized or formed under the jurisdiction of its organization or formation, and is in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification;

(h) Each Loan Party has the full right, power and authority to make, execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement and the documents contemplated by this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Loan Party;

(i) Neither the execution, delivery or performance by Borrower or any other Loan Party of this Agreement and the related documents, the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement will (i) violate any law, regulation, order, judgment or decree binding on any Loan Party, (ii) violate or conflict with, as applicable, any Loan Party's articles or certificate of incorporation, by-laws, partnership agreement or other organizational or governing documents, (iii) conflict with, cause a breach of, constitute a default under, because for the acceleration of the maturity of, or create or result in the creation or imposition of any lien, charge or encumbrance (other than in the Bank's favor) on any of a Loan Party's property under, any agreement, note indenture, instrument or other undertaking to which a Loan Party is a party;

(j) No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery, and performance of, or the legality, validity, binding effect or enforceability of, this Agreement, any documents executed or delivered in connection with this Agreement or any transactions contemplated by this Agreement (including, without limitation, the issuance of any Letter of Credit);

(k) There are no actions, suits, litigations or investigations, pending or threatened, against any Loan Party that could (i) have a material adverse effect on the business, condition (financial or otherwise), obligations, operations, performance, properties or prospects of such Loan Party, or (ii) affect any Loan Party's ability to enter into and perform its obligations under this Agreement or any of the transactions contemplated by this Agreement (including, without limitation, the issuance of any Letter of Credit);

(l) The operations of the Loan Parties are and have been in compliance in all respects with all federal, state and local laws and regulations, including, without limitation, tax, environmental and health and safety laws and regulations;

(m) Since the date of the most recent financial statements of each Loan Party delivered to the Bank, there has been no material adverse change in the business, condition (financial or otherwise), obligations, operations, performance, properties or prospects of any Loan Party;

(n) After giving effect to the Loan or any Letter of Credit, (i) the present fair value of the assets of each Loan Party (plus, in the event a Loan Party is a partnership, the sum of the excess of the fair value of each general partner's nonpartnership assets over such general partner's nonpartnership debts) exceeds the total amount of the liabilities of each Loan Party (including, without limitation, contingent liabilities), (ii) each Loan Party has capital and assets sufficient to carry on its business, (iii) each Loan Party is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) each Loan Party does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. No Loan Party be rendered insolvent by the execution, delivery and performance of this Agreement or the documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement; and


(o) The location of each Loan Party's primary residence, if such Loan Party is a natural person, or, if such Loan Party is not a natural person, such Loan Party chief executive office and, if different, the location of such Loan Party's principal place of business, are set forth in the Application (or with respect to Guarantors and Pledgors, in the

    Account Application or other documentation delivered in connection with this Agreement), and each Loan Party agrees to provide the Lender with not less that 30 days' prior written notice of any change of those locations.

MISCELLANEOUS

30. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives successors and assigns of all the parties to this Agreement. The Bank may assign at the Bank's sole option all or part of the Bank's rights, obligations and remedies under this Agreement Loan Party may assign its rights, interests or obligations under this Agreement or any document, Loan or Letter of Credit related to this Agreement

31

(a) BORROWER'S APPLICATION WILL BE ACCEPTED BY THE BANK IN THE STATE OF UTAH, AND ALL DECISIONS MADE BY THE BANK WITH RESPECT TO THE LOAN AND LETTERS OF CREDIT WILL BE MADE IN UTAH. THE TERMS OF THIS AGREEMENT WITH RESPECT TO THE BANK SHALL BE GOVERNED BY AND INTERPRETED UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE STATE OF UTAH, EXCEPT THAT: (I) WITH RESPECT TO THE SECURITIES ACCOUNT AND THE SECURITY INTEREST, THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK; AND (II) THE LETTERS OF CREDIT SHALL BE GOVERNED BY THE GOVERNING LAW SET FORTH IN SUCH LETTER OF CREDIT (PROVIDED THAT THE REIMBURSEMENT OBLIGATIONS AND OTHER OBLIGATIONS OF EACH LOAN PARTY SHALL BE GOVERNED BY THE LAW GOVERNING THIS AGREEMENT). NONRESIDENT ALIENS AND FOREIGN CORPORATIONS AGREE THAT THE FORM OF OWNERSHIP FOR THE SECURITIES ACCOUNT SHALL BE GOVERNED (NOTWITHSTANDING THE LAWS OF ANY OTHER JURISDICTION TO THE CONTRARY) BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) EACH LOAN PARTY AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF UTAH AND THE FEDERAL COURTS IN UTAH FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND THE OBLIGATION AND EACH LOAN PARTY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL TO THE ADDRESS OF EACH LOAN PARTY ON RECORD WITH THE BANK.

(c) WAIVER OF JURY TRIAL. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW WITH CANNOT BE WAIVED, EACH LOAN PARTY AND THE BANK HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. THE BANK MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY LOAN PARTY, AS THE CASE MAY BE, TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

32. No amendment of any provision of this Agreement shall be effective unless such amendment is in writing and signed by the Borrower and the Bank.

33. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations described in each such provision.

34. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial or arbitral decision, such determination shall not affect the validity of the remaining provisions of this Agreement.

35. This Agreement (as modified, supplemented and amended) constitutes the entire agreement between and among Borrower, the other Loan Parties, the Bank and MLPF&S regarding the matters contemplated by this Agreement, and supersedes any and all prior agreements (whether written or oral) and may not be contradicted by evidence of any alleged oral agreement.

SPECIAL PROVISIONS RELATED TO LETTERS OF CREDIT

36. Each Letter of Credit which may be issued shall be subject to the following terms and provisions, and the Loan Parties agree to the following terms and provisions in order to induce the Bank to enter into the Facility and to consider the issuance of Letters of Credit.

(a) Limitation of Liability. (i) The obligation of the Borrower (or any Guarantor) to pay any Reimbursement Obligation to the Bank shall be absolute, unqualified, irrevocable and payable in the manner and method provided for under this Agreement irrespective of any one or more of the following circumstances: (A) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any other agreement, application, amendment, guaranty, security agreement or instrument relating thereto, (B) if there is more than one Loan Party, any change in the time, manner or place of payment of or in any other term of all or any of the Obligations of any other Loan Party, (C) the existence of any claim, set-off, defense or other right that a Loan Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any person or entity for whom any such beneficiary or transferee may be acting), the Bank or any other Person, whether in connection with any transaction contemplated by this Agreement or any unrelated transaction (D) any exchange, release or nonperformance of any property or collateral, or release or amendment or waiver of or consent to depart from the terms of any guarantee or security agreement, for all or any of the Obligations, (E) any payment by the Bank against a draft, certificate or other document presented under a Letter of Credit containing one or more non material or inconsequential discrepancies, which discrepancies cause such presentation not to comply exactly with the terms and conditions of the Letter of Credit, (F) any failure by the Bank to issue a Letter of Credit (or any amendment thereto) as requested, (G) any claim or potential claim for breach of warranty by the Bank or any Loan Party against the beneficiary of any Letter of Credit, (H) any previous Obligation, whether or not paid, arising from the Bank's payment against any Draft, certificate or other document which appeared on its face to be signed or presented by the proper party but was in fact signed or presented by a party posing as the proper party, and (I) any action or inaction taken or suffered by the Bank or any of its correspondents in connection with any Letter of Credit or any related Draft, certificate or other document or property, if taken in good faith (i.e., honesty in fact in the conduct or transaction concerned, "Good Faith") and in conformity with applicable U.S. or foreign laws, or Letter of Credit practices. (ii) Without limiting any other provision of this Agreement, the Bank and any of its correspondents:
    (A) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication in Good Faith believed to have been authorized by a Loan Party or a beneficiary, whether or not given or signed by an authorized person, (B) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with any Letter of Credit, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be in cipher), or for errors in interpretation of technical terms or in translation (and the Bank and its correspondents may transmit Letter of Credit terms without translating them), (C) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification or legal effect of any Draft, certificate or other documents presented under any Letter of Credit if such Draft, certificate or other documents on their face appear to be in order, (D) shall not be responsible for any acts or omissions by or the solvency of the beneficiary of any Letter of Credit or any other person or entity having any role in any transaction underlying any Letter of Credit, (E) may accept or pay as complying with the terms and conditions of a Letter of Credit any Draft, certificate or other documents appearing on their face (1) substantially to comply with the terms and conditions of a Letter of Credit, (2) to be signed or presented by or issued to any successor of the beneficiary or any other party in whose name the Letter of Credit requires or authorizes that any Draft, certificate or other document be signed, presented or issued, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other person or entity acting as the representative of or in place of any of the foregoing, or (3) to have been signed, presented or issued after a change of name of the beneficiary, (F) may disregard (1) any requirement stated in a Letter of Credit that a Draft, certificate or other document be presented to it at a particular hour or place, and (2) any discrepancies that do not reduce the value of the beneficiary's performance to the Borrower in any transaction underlying a Letter of Credit, (G) shall not be responsible for the effectiveness or suitability of any Letter of Credit for any Loan Party's or beneficiaries' purpose, or be regarded as the drafter of a Letter of Credit regardless of any assistance that the Bank may, in its discretion, provide to any Person in preparing the text of a Letter of Credit or amendment thereto, (H) shall not be liable to any Loan Party or any other party for any consequential or special damages or for any damages resulting from any change in the value of any goods or other property covered by any Letter of Credit, (I) may honor a previously dishonored presentation under a Letter of Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it, (J) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a Draft, certificate or other document is being separately delivered) and shall not be liable for any failure of any Draft, certificate or other document to arrive or to conform in any way with the Draft, certificate or other document referred to in the statement or any underlying contract, and
    (K) may pay any paying or negotiating bank (designated or permitted by the terms of a Letter of Credit) claiming that it rightfully honored under the laws or practices of the place where it is located. None of the circumstances described in this paragraph shall place the Bank or any of its correspondents under any resulting liability to Borrower or any other Person. All directions and correspondence relating to each Letter of Credit are to be sent at the risk of the Loan Party and the beneficiary, and the Bank shall not be liable or responsible for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable or for the accuracy of any translation.

(b) Independence. The Loan Parties acknowledge that the rights and obligations of the Bank under each Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Letter of Credit, including contracts or arrangements between the Bank and any Loan Party and between any Loan Party and the beneficiary of the Letter of Credit. The Bank shall have no duty to notify Borrower or any other Person of its receipt of any Draft, certificate or other document presented under any Letter of Credit or of its decision to honor the Letter of Credit. The Bank may, without incurring any liability to Borrower or any other Person, or impairing its entitlement to reimbursement under this Agreement, honor a Letter of Credit despite notice from Borrower or any other Person of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Letter of Credit or any other Person. The Bank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of a Letter of Credit. The Bank shall have no duty to seek any waiver of discrepancies from Borrower or any other Person or to grant any waiver of discrepancies which Borrower or any other Person approves or requests. The Bank shall have no duty to extend the expiration date or term of any Letter of Credit or to issue a replacement letter of credit on or Before the expiration date of the Letter of Credit or the end of such term.

(c) Non-Documentary Conditions. The Bank is authorized (but shall not be required) to disregard any non-documentary conditions stated in a Letter of Credit.

(d) Transfers; Information Exchange. Letters of Credit shall generally be non-transferable. However, if, at Borrower's request and in the sole discretion of the Bank, a Letter of Credit is issued in transferable form, the Bank shall have no duty to determine the property identity of anyone appearing in any transfer request, Draft, certificate or other document as transferee, nor shall the Bank be responsible for the validity or correctness of any transfer. The Bank may exchange information about this Agreement, any Letter of Credit and related documents with its affiliates, subsidiaries and proposed transferees.

(e) Extensions and Modifications of a Letter of Credit. This Agreement shall be binding upon Borrower and each other Loan Party with respect to any extension or modification of any Letter of Credit made at Borrower's request or with Borrower's consent or otherwise made in the reasonable discretion of the Bank. Each Loan Party's obligations to the Bank under this Agreement shall not be reduced or impaired in any way by any agreement by the Bank and the beneficiary of a Letter of Credit extending the Bank's time to honor and to give notice of discrepancies and is binding on the Borrower and each other Loan Party.

(f) Additional Collateral. In addition to the other provisions of this Agreement regarding the obligation to provide Cash Collateral, if at any time any party shall seek to restrain or preclude payment of or drawing under a Letter of Credit or any court shall extend the term of a Letter of Credit or take any action which has a similar effect, then, in each case, Borrower shall provide the Bank with Cash Collateral satisfactory to the Bank as described in Section 2 (f). As further security for the Obligations, the Loan Parties hereby pledge and grant to the Bank a security interest in all claims in respect of any transaction underlying any Letter of Credit. The liens against any collateral pledged to the Bank hereunder or with respect to the Obligations, shall remain in effect until the Bank's liability under each Letter of Credit is extinguished and the Obligations are indefensibly paid in full. Collateral securing a negotiable Letter of Credit will be retained for 30 days (or more, if the above conditions are not satisfied) following expiry of such Letter of Credit.

(g) Special Covenants. The Loan Parties will comply with all foreign and U.S. Legal Requirements (including foreign exchange control regulations, U.S. foreign assets control regulations and other trade-related regulations) now or later applicable to any Letter of Credit, transactions related to any Letter of Credit, or the execution, delivery and performance under this Agreement and the related documents.

(h) Special Representations. Each Loan Party hereby represents and warrants that: (i) there is no pending or threatened action which may materially adversely affect its financial condition or business or which purports to affect the validity or enforceability of any Letter of Credit or any transaction related to any Letter of Credit; and (ii) neither the granting of any collateral security for the Obligations, nor the issuance of any Letter of Credit, nor the making of any payment thereunder or the use of any proceeds thereof, constitutes or will constitute, or be part of, a preferential or fraudulent transfer or conveyance to any one (including the Bank and the beneficiary of any Letter of Credit) under any applicable law, including Section 544, 547, 548 or 550 of the United States Bankruptcy Code. Each request by Borrower for a Letter of Credit shall constitute the representation and warranty of the Loan Parties that the foregoing statements are true and correct as if made on the date of such request.

MISCELLANEOUS INDEMNITIES

37. The Borrower and each Guarantor, (jointly and severally) on demand, will indemnify the Bank and its officers, agents, controlling persons, employees and affiliates (each an "Indemnified Party") against, and defend and hold such Indemnified Parties harmless from and against:

(a) any cost or increased cost in maintaining the Facility, the Securities Account, the


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

    Obligations, all or any part of any Advance, any Letter of Credit or any other amount outstanding under this Agreement or any reduction in the effective return to the Bank under this Agreement or in the rate of overall return on its capital below that which it would have been able to achieve but for its entering into or giving effect to this Agreement, in each case, which, in the Bank's determination, is sustained or incurred directly or indirectly as a consequence of, or of compliance with, any present or future law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority including any law, regulation, directive or the like relating to reserve assets, liquidity or monetary control or affecting the manner in which the Bank allocates capital resources to its obligations under this Agreement;

(b) any funding and any other cost, expense or liability [including loss of profit, reasonable legal fees (at all levels and in any Bankruptcy proceeding) and taxes] sustained or incurred by the Bank (1) to render this Agreement (including the Security Interest) or any Letter of Credit enforceable and/or admissible in evidence in any enforcement proceedings commenced by the Bank in connection with this Agreement or a Letter of Credit, (2) in connection with the administration of, or in protecting or enforcing the Bank's rights under, this Agreement, any amendment thereto and/or any Letter of Credit, including any Bankruptcy proceeding, (3) as a result of the occurrence or continuance of any Remedy Event (whether in connection with any act or thing done as set out in Section 11 or otherwise), or (4) as a result of the receipt or recovery by the Bank of all or any part of an Advance or an overdue sum otherwise than on the last day of an Interest Period applicable to an advance or, as the case may be, a period selected by the Bank and applicable to that overdue sum;

(c) any stamp, documentary, registration or similar tax payable in connection with this Agreement, any Advance or the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment, supplement or waiver, promptly and in any event before any interest or penalty becomes payable, together with any liability with respect to or resulting from any delay in paying or omission to pay any such tax; and

(d) any and all claims, damages, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from (i) the activities of each Loan Party and/or any of its affiliates, its predecessors in interest, guarantors, or third parties with whom it has a contractual relationship (collectively, the "Borrower Parties"), (ii) this Agreement, the Advances and/or any Letter of Credit issued hereunder, or (iii) the violation by any of the Loan Parties or Borrower Parties of any Legal Requirement, whether such claims, damages, judgments, or penalties, are asserted by any governmental agency or any other person; provided that no Indemnified Parties need be indemnified for any costs, expenses or liabilities to the extent caused solely by such Indemnified Parties' gross negligence or willful misconduct. The indemnities and other provisions set forth in this Section shall survive the termination of this Agreement.


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